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EXHIBIT 99.1

FOR: FIRSTSERVICE CORPORATION COMPANY CONTACTS: Jay S. Hennick President & CEO (416) 960-9500 John B. Friedrichsen Senior Vice President & CFO (416) 960-9500

FOR IMMEDIATE RELEASE

FIRSTSERVICE REPORTS RECORD THIRD QUARTER RESULTS, UPDATES CURRENT YEAR OUTLOOK AND PROVIDES PRELIMINARY OUTLOOK FOR FISCAL 2005

TORONTO, Ontario, January 27, 2004 — FirstService Corporation (Nasdaq: FSRV; TSX: FSV) today reported record results for the third quarter ended December 31, 2003, with each of the Company's operating segments reporting year-over-year gains in revenues and earnings.

Revenues for the quarter were $152.1 million, an increase of 20% versus the third quarter of the prior year (all amounts are in US dollars). Excluding the impact of acquisitions made during the past twelve months, internal revenue growth was 15%. Third quarter EBITDA (earnings before interest, income taxes, depreciation and amortization) was $9.5 million, up 16% relative to the same period a year ago. Diluted earnings per share for the quarter were $0.14, up 55% from $0.09 reported a year ago.

On a year-to-date basis, revenues were $476.4 million, 14% higher than the prior year. Nine month EBITDA was $48.0 million, versus $47.9 million last year. Diluted earnings per share for the nine-month period were $1.21 versus $1.19 in the prior year period.

Operating cash flow for the nine months ended December 31, 2003 was $30.8 million, up 15% relative to the prior year period due to a combination of stronger operating results and prudent working capital management.

FirstService Corporation is a North American leader in the rapidly growing service sector, providing services to commercial and residential customers in the following four areas: Residential Property Management; Integrated Security Services; Consumer Services; and Business Services, including customer support and fulfilment and business process outsourcing.

SEGMENTED QUARTERLY OPERATING RESULTS

In Consumer Services, revenues totalled $27.5 million for the quarter, an increase of 44% relative to the comparable quarter a year ago. Twenty-seven percent of the revenue growth was generated internally with the balance attributable to acquisitions made during the year. Internal growth was driven primarily by strong performances in the Paul Davis Restoration and California Closets franchise systems, as well as strong growth at company-owned California Closets "branchises" in Seattle, Jacksonville, Chicago and Boston. Consumer Services EBITDA doubled over the prior year to $2.6 million. Approximately half of the EBITDA increase was attributable to acquisitions.

Revenues from Residential Property Management were $54.9 million, an increase of 17% over the prior year period. Internal growth was 11%, after considering the impact of acquisitions. EBITDA was $2.2 million, up slightly from $2.1 million in the prior year.

Integrated Security Services revenues were $32.6 million, a 15% increase versus the prior year quarter. EBITDA was up 22% to $2.6 million versus $2.1 million in the same quarter a year ago, primarily as a result of higher gross profit margins on systems installations.

In Business Services, revenues were $37.0 million, an increase of 14% versus the prior year period. EBITDA was $3.9 million, up 5% over the $3.7 million reported in last year's quarter. Removing the impact of foreign exchange rate changes, revenues would have been approximately $3.8 million lower, resulting in revenue growth of 3%, all of which was generated internally. As reported in previous quarters, foreign exchange continued to have a nominal effect on EBITDA because certain customers are billed for services in US dollars with corresponding costs in Canadian dollars. After adjusting for foreign exchange impacts on both revenues and EBITDA, the EBITDA margin would have been similar to last year.

RESTATEMENT OF AMORTIZATION FOR CERTAIN INTANGIBLE ASSETS

As a result of a normal course financial statement review process undertaken by the Securities and Exchange Commission, the Company has agreed to restate its results to reflect a change in accounting with regard to two of its franchise systems. None of these changes have any impact upon cash. In particular, the Company has recorded additional deferred income taxes with respect to franchise intangible assets acquired in the acquisitions of California Closets and Paul Davis Restoration and has adjusted the amortization of those assets to reflect the pattern of use, instead of an indefinite life.

The financial statement impact of these changes is to increase amortization expense by approximately $0.8 million and reduce net earnings by approximately $0.4 million for each of the years ended March 31, 2004, 2003 and 2002. On a diluted earnings per share basis, the annual impact of the changes is approximately $0.03 for those years. The cumulative impact on retained earnings as at December 31, 2003 was $1.3 million.

"These restatements have no impact on cash and are not in any way related to the operating performance of either franchise system" said John Friedrichsen, Senior Vice President and CFO. "In fact, both California Closets and Paul Davis Restoration have consistently reported outstanding financial results since we acquired them including strong annual growth in revenues, earnings, and cash flow", he concluded.

To reflect the restatements, Company expects to file an amended SEC Form 10-K/A for the year ended March 31, 2003, amended SEC Forms 10-Q/A for the periods ended June 30, 2003 and September 30, 2003, as well as applicable Canadian filings, within the next two weeks.

OUTLOOK

Based on the operating results achieved year to date and the $0.03 restatement referred to above, the Company is updating its outlook for the year ending March 31, 2004, previously presented on October 21, 2003. The Company has also prepared a preliminary outlook for its operations for the year ending March 31, 2005 based upon expectations and known trends within each business unit. The preliminary outlook may be modified once the Company's internal budgeting process is completed, which is expected to be before the end of March 2004.

	Year ending March 31, 2004		Year ending March 31, 2005
	Previous	Updated	Preliminary
(in millions of US dollars, except per share amounts)
Revenues	$590.0 - $600.0	$610.0 - $620.0	$650.0 - $675.0
EBITDA	$54.5 - $56.0	$55.0 - $56.0	$60.5 - $63.0
Diluted EPS	$1.27 - $1.32	$1.27 - $1.30	$1.40 - $1.50

Note: The updated outlook for the year ending March 31, 2004 and the preliminary outlook for the year ending March 31, 2005 take into account the $0.03 per diluted share annual impact of the restatement adjustment and assume an average foreign exchange rate of $US0.7800 per $Cdn1.0000, no change in interest rates, and no new acquisitions completed after today's date.

CONFERENCE CALL

FirstService will be holding a conference call on Tuesday, January 27, 2004 at 11:00 am Eastern Time to discuss results for the third quarter, the restatement adjustments, the outlook for the remainder of fiscal 2004 and the preliminary outlook for fiscal 2005. The call will be simultaneously web cast and can be accessed live or after the call at www.firstservice.com in the "Investor Relations / News Releases" section.

FORWARD-LOOKING STATEMENTS

Certain statements included in this release constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, impact demand for the Company's services, service industry conditions and capacity; the ability of the Company to implement its business strategy, including the Company's ability to acquire suitable acquisition candidates on acceptable terms and successfully integrate newly acquired businesses with its existing businesses; changes in or the failure to comply with government regulations (especially safety and environmental laws and regulations); and other factors which are described in the Company's filings with the SEC.

FIRSTSERVICE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands of US dollars, except per share amounts)
(unaudited)

		Three months ended December 31		Nine months ended December 31
		2003	2002 (restated)	2003	2002 (restated)
Revenues		$152,099	$126,684	$476,427	$417,929
Cost of revenues		106,523	89,664	325,426	280,998
Selling, general and administrative expenses		36,082	28,840	103,024	89,077

EBITDA		9,494	8,180	47,977	47,854
Depreciation and amortization		4,195	3,598	12,270	10,500

Operating earnings		5,299	4,582	35,707	37,354
Interest		2,021	2,082	6,162	6,666

		3,278	2,500	29,545	30,688
Income taxes		978	810	8,941	10,072

		2,300	1,690	20,604	20,616
Minority interest share of earnings		290	355	3,213	3,179

Net earnings		$2,010	$1,335	$17,391	$17,437

Net earnings per share:	Basic	$0.14	$0.10	$1.23	$1.26
	Diluted	0.14	0.09	1.21	1.19
Weighted average shares outstanding: (in thousands)	Basic	14,227	13,876	14,188	13,846
	Diluted	14,595	14,445	14,414	14,628

Notes to the Condensed Consolidated Statements of Earnings

1.
The Company has restated its consolidated financial statements for the periods indicated as a result of a review of intangible asset amortization. The annual earnings impacts for the years ended March 31, 2004 and 2003 are: an increase to amortization expense of $822, a decrease to income taxes of $345 and a decrease to minority interest of $81, for a reduction to net earnings of $396, or $0.03 per diluted share. The impact of the restatement on the consolidated balance sheet as at March 31, 2003 is a decrease to intangible assets in the amount of $2,112, an increase to goodwill in the amount of $9,014, an increase to deferred income taxes non-current liability of $8,127, a decrease to minority interest of $208 and a reduction to retained earnings of $1,017. Please refer to the Company's amended filings with the SEC, which are expected to be filed within the next two weeks, for complete information regarding the restatements.

2.
EBITDA is defined as net earnings before minority interest share of earnings, income taxes, interest, depreciation and amortization. EBITDA excludes income taxes and interest, both of which are charges that require cash settlement. EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles ("US GAAP"). The most directly comparable US GAAP measure is operating earnings. Operating earnings takes into account depreciation and amortization expenses, while EBITDA does not. Management utilizes EBITDA as a measure to assess the performance of its operations, for employee compensation purposes, and within its debt covenants with its lenders. The Company believes EBITDA is a reasonable measure of operating performance because of the low capital intensity of its service operations. The Company believes EBITDA is a financial metric used by many investors to compare companies, especially in the services industry, on the basis of operating results and the ability to incur and service debt.

SEGMENTED REVENUES AND EBITDA

(in thousands of US dollars)
(unaudited)

Three months ended December 31	Residential Property Management	Integrated Security Services	Consumer Services	Business Services	Corporate	Consolidated
2003
Revenues	$54,887	$32,592	$27,483	$37,042	$95	$152,099
EBITDA	2,202	2,561	2,613	3,899	(1,781)	9,494
2002
Revenues	$46,810	$28,253	$19,132	$32,428	$61	$126,684
EBITDA	2,133	2,094	1,271	3,709	(1,027)	8,180

Nine months ended December 31
2003
Revenues	$183,828	$92,313	$93,768	$106,248	$270	$476,427
EBITDA	14,855	6,836	18,350	12,825	(4,889)	47,977
2002
Revenues	$163,496	$80,779	$76,509	$96,923	$222	$417,929
EBITDA	14,005	6,175	16,526	14,569	(3,421)	47,854

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars)
(unaudited)

	December 31 2003	March 31 2003 (restated)
Assets
Cash and cash equivalents	$11,257	$5,378
Accounts receivable	103,446	85,484
Inventories	15,596	15,095
Prepaids and other current assets	14,503	16,425

Current assets	144,802	122,382
Fixed assets	49,174	46,600
Other assets	13,466	14,998
Goodwill and intangibles	223,204	205,051

Total assets	$430,646	$389,031

Liabilities and shareholders' equity
Accounts payable and other current liabilities	$73,605	$59,109
Unearned revenues	7,009	8,369
Long term debt — current	3,367	3,030

Current liabilities	83,981	70,508
Long term debt less current portion	162,198	161,889
Deferred income taxes	22,206	19,404
Minority interest	16,076	13,824
Shareholders' equity	146,185	123,406

Total liabilities and equity	$430,646	$389,031

Total debt, excluding swaps	$162,464	$158,640

Total debt, net of cash, excluding swaps	151,207	153,262

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)
(unaudited)

	Nine month periods ended December 31
	2003	2002 (restated)
Operating activities
Net earnings	$17,391	$17,437
Items not affecting cash:
Depreciation and amortization	12,270	10,500
Deferred income taxes	617	(1,309)
Minority interest share of earnings	3,213	3,179
Other	469	425
Changes in operating assets and liabilities	(3,134)	(3,392)

Net cash provided by operating activities	30,826	26,840

Investing activities
Acquisition of businesses, net of cash acquired	(15,869)	(9,600)
Purchases of fixed assets, net	(10,555)	(8,055)
Other investing activities	(1,657)	1,115

Net cash used in investing	(28,081)	(16,540)

Financing activities
Increase (decrease) in long-term debt	3,763	(6,290)
Other financing activities	103	528

Net cash provided by (used in) financing	3,866	(5,762)

Effect of exchange rate changes on cash	(732)	142

Increase in cash and cash equivalents during the period	5,879	4,680
Cash and cash equivalents, beginning of period	5,378	7,332

Cash and cash equivalents, end of period	$11,257	$12,012

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CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
SEGMENTED REVENUES AND EBITDA
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS